UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               August 22, 2005

HOUSEHOLD HOME EQUITY LOAN TRUST 2002-3
(Exact name of registrant as specified in its charter)

                     HSBC FINANCE CORPORATION
(Master Servicer of the Trust)
(Exact name as specified in Master Servicer's charter)

Delaware (State or other jurisdiction of incorporation of Master Servicer)	333-84268-02 (Commission File Number)	Not Applicable (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Master Servicer)		60070 (Zip Code)
Master Servicer's telephone number, including area code 847/564-5000 Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99

Monthly Statement to Certificateholders with respect to the distribution on August 22, 2005 pursuant to Section 5.03 of the Sale and Servicing Agreement, dated as of August 29, 2002 (the "Sale and Servicing Agreement"), by and among HSBC Home Equity Loan Corporation I, (formerly known as HFC Revolving Corporation), as Depositor, Household Home Equity Loan Trust 2002-3, as Trust, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Master Servicer, and Bank One, National Association, as Indenture Trustee, with respect to the Closed-End Home Equity Loan Asset Backed Notes, Series 2002-3.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Master Servicer has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION, as Master Servicer of and on behalf of the HOUSEHOLD HOME EQUITY LOAN TRUST 2002-3 (Registrant) By: /s/ Patrick D. Schwartz Patrick D. Schwartz Authorized Representative
Dated: August 22, 2005
EXHIBIT INDEX
Exhibit Number	Exhibit
99

Monthly Statement to Certificateholders with respect to the distribution on August 22, 2005 pursuant to Section 5.03 of the Sale and Servicing Agreement, dated as of August 29, 2002 (the "Sale and Servicing Agreement"), by and among HSBC Home Equity Loan Corporation I, (formerly known as HFC Revolving Corporation), as Depositor, Household Home Equity Loan Trust 2002-3, as Trust, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Master Servicer, and Bank One, National Association, as Indenture Trustee, with respect to the Closed-End Home Equity Loan Asset Backed Notes, Series 2002-3.

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